                                                                   EXHIBIT 10.13

A R M K E L
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September 26, 2001

Mr. Adrian Huns
Two Research Way
Princeton, NJ 08543

Re:  Employment with Armkel, LLC

Dear Adrian:

     As you know, Armkel, LLC, a joint venture formed by Church & Dwight Co., Inc. and Kelso Co., Inc., has entered into an agreement to purchase various assets from Carter-Wallace. The acquisition is expected to occur on September 28, 2001. As you also know, we are currently negotiating and hopefully finalizing a new employment agreement with you. However, in case the new agreement cannot be executed prior to the Effective Time of the acquisition, we wanted to assure you that the terms and conditions of your current employment/change in control agreement would remain in force, and that, upon the closing of the acquisition, we will assume all obligations thereunder from Carter-Wallace and perform those obligations in the same manner and to the same extent as Carter-Wallace would have been required to perform.

     In particular, contingent upon the acquisition, we would like to offer you the position of President, International Consumer Affairs Products Division with Armkel, reporting to the Chief Executive Officer of Armkel, at your current salary and with benefits substantially the same in the aggregate as under your current Carter-Wallace plans. In addition, your split-dollar life insurance arrangement and any cash build-up thereunder would be transferred from Carter-Wallace to Armkel. We have included a brief benefits summary sheet with this package, and a complete benefits orientation will take place shortly after the acquisition. Of course, the terms of this offer may be superseded by any subsequent employment agreement we enter into.

     As you know, Church & Dwight has been one of the fastest growing consumer products companies in the United States. We look forward to you joining our team and believe you will have a successful, rewarding career with Armkel. If you have any additional questions, please do not hesitate to contact me at (609) 497-7414.

                                        Sincerely,

                                        /s/ Steven P. Cugine

                                        Steven P. Cugine
                                        Vice President, Human Resources



________________________________________________________________________________
          469 North Harrison Street . Princeton, New Jersey 08543-5297
                              Phone: (609) 683-5900


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Mr. Adrian Huns
Page 2


Acceptance of this employment offer is indicated by signing below. Please return this signed document along with your signed Confidential Information and Inventions Agreement, Policy Regarding Harassment and Discrimination, and Personal Business Conduct receipt and acknowledgement forms to me as soon as possible.


Acceptance:


/s/ Adrian Huns                                                 9/26/01
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Adrian Huns                                             Date

                                    RECEIPT
                                    -------

     By my signature below, I acknowledge that I have received a copy of Church & Dwight's "Policy Regarding Harassment and Discrimination". I agree to read it thoroughly, including the "Complaint Procedure." I also agree that if there is any provision in the policy that I do not understand, I will seek clarification from the Human Resources Department or the Law Department.





/s/ ADRIAN J. L. HUNS
----------------------------------
Signature


ADRIAN J. L. HUNS
----------------------------------
Print Name


        9/26/01
----------------------------------
Date


INTERNATIONAL
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Department

                                    RECEIPT
                                    -------

     By my signature below, I acknowledge that I have received a copy of Church & Dwight's "Guidelines for Personal Business Conduct of Church & Dwight Employees". I agree to read it thoroughly. I also agree that if there is any provision in the policy that I do not understand, I will seek clarification from the Human Resources Department or the Law Department.

     /s/  ADRIAN J. L. HUNS
------------------------------
Signature

      ADRIAN J. L. HUNS
------------------------------
Print Name

           9/26/01
------------------------------
Date

         INTERNATIONAL
------------------------------
Department

[LETTERHEAD OF CHURCH & DWIGHT CO., INC.]              [LOGO OF ARM & HAMMER/R/]

               CONFIDENTIAL INFORMATION AND INVENTIONS AGREEMENT
               -------------------------------------------------

Agreement made as of the date set forth below between Church & Dwight Co., Inc., herein called the "Company", and the employee named below, herein called the "Employee".

In consideration of the Employee's employment or continued employment it is agreed as follows:

1. The Employee shall keep secret and confidential and shall not disclose or use, except in connection with his employment by the Company, any information acquired during the course of employment affecting or relating to the business of the Company, including without limitation, data related to marketing, sales, distribution, production, finance, research and development, customers, employees, suppliers, plans, processes, formulae and equipment, all of which is deemed to be confidential information. All notes, records, sketches or other documents made or compiled during the course of employment are the exclusive property of the Company and shall be surrendered to the Company upon termination of employment or on demand at any time by the Company.

2. Any and all ideas, inventions, trademarks, discoveries and improvements made or conceived by the Employee, whether solely or jointly, during the employee's employment whether or not during working hours, that are within the scope of the Company's business operations or that relate to the business or activities of the Company shall be the exclusive property of the Company and shall be promptly disclosed to the Company. The Employee assigns and agrees to assign to the Company his entire right, title and interest in and to any such ideas, inventions, trademarks, discoveries and improvements, and, whenever requested to do so by the Company, at the Company's expense, to execute any and all applications, assignments or other instruments which the Company deems desirable to apply for and obtain United States or foreign patents or to otherwise protect the Company's interests.

3. The Employee represents and covenants that the Employee has not and will not disclose to the Company any information which the Employee is not legally free to disclose.

4. The obligations contained in this agreement shall survive termination of employment and shall be binding on the Employee's successors, representatives and assigns. Employee agrees to disclose the existence of this agreement to all future employers, if that employer's business is in any way related to or in competition with the business of the Company.

AGREED AND ACCEPTED:                            CHURCH & DWIGHT CO., INC.

/s/ ADRIAN J. L. HUNS                           By: /s/ STEVE P. CUGINE
-----------------------------------                 ---------------------------
Employee Signature


ADRIAN J. L. HUNS                               Title: V.P. Human Resources
-----------------------------------                    ------------------------
(Please Print Name)


9/26/01                                         Date: 9/26/01
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Date